EXHIBIT 99.1

News Release FOR IMMEDIATE RELEASE
Media Contact:
Julie Pekarek
Chief Marketing Officer
414.977.4254
jpekarek@merge.com

MERGE HEALTHCARE MAKES FULLY FINANCED OFFER TO PURCHASE AMICAS
Offer of $6.05 cash per share represents a premium of 13% to current $5.35 cash per share offer for AMICAS

Milwaukee, WI, February 22, 2010 – Merge Healthcare Incorporated (NASDAQ: MRGE) today announced its pending $6.05 cash per share offer for AMICAS, Inc. (NASDAQ: AMCS).  Merge’s proposal, for an aggregate of $248 million, represents a 13% premium to the previously-announced offer for AMICAS from a newly-formed affiliate of Thoma Bravo, LLC for $5.35 cash per share.  Merge’s current offer follows its offer of $6.00 cash per share that was made during the “go-shop” period contemplated by AMICAS’ merger agreement with Thoma Bravo.  Last week, Merge intervened in Massachusetts litigation challenging the adequacy of AMICAS’ disclosures relating to this transaction, as well as the process by which its proposals have been considered by the AMICAS Board of Directors.

Merge has received a signed bridge financing commitment from Morgan Stanley to provide $200 million of debt financing, and is subject only to standard and customary conditions.  Based on that commitment and available cash, including $40 million of pre-funded equity investments from mezzanine investors, Merge has proposed to commence a $6.05 cash per share tender offer for all AMICAS shares and to close the acquisition as quickly as possible thereafter.

Merge Healthcare Incorporated develops solutions that automate healthcare data and diagnostic workflow to enable a better electronic record of the patient experience, and to enhance product development for health IT, device and pharmaceutical companies.  Merge products, ranging from standards-based development toolkits to sophisticated clinical applications, have been used by healthcare providers, vendors and researchers worldwide for over 20 years. Additional information can be found at www.merge.com.

Additional Information and Where to Find It
This press release does not constitute an offer to purchase or the solicitation of an offer to buy common stock of AMICAS, Inc. (“Amicas”).  This press release relates to a possible negotiated business combination transaction with Amicas proposed by Merge Healthcare, Inc. (“Merge”), which may become the subject of a proxy statement and/or tender offer statement on Schedule TO filed with the Securities and Exchange Commission.  This press release is not a substitute for the proxy/statement that AMICAS might file or the tender offer statement on Schedule TO that Merge might file with the SEC regarding the proposed transaction if such a negotiated transaction between AMICAS and Merge is reached or for any other document which Merge may file with the SEC.  INVESTORS AND SECURITY HOLDERS OF AMICAS ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Merge at 6737 West Washington, Suite 2250 Milwaukee, WI 53214, emailing a request to jpekarek@merge.com, or by calling 414.977.4254.

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This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act.  We have used words such as “believes,” “intends,” “anticipates,” “expects” and similar expressions to identify forward-looking statements.  These statements are based on information currently available to us and are subject to a number of risks and uncertainties that may cause our actual results of operations, financial condition, cash flows, performance, business prospects and opportunities and the timing of certain events to differ materially from those expressed in, or implied by, these statements.  These risks, uncertainties and other factors include, without limitation, those matters discussed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2008.  Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.  The following discussion should be read in conjunction with our consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K, and Item 1A, “Risk Factors” in both our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.